EXHIBIT 99.1

PCTEL Reports Third Quarter Financial Results

BLOOMINGDALE, Illinois – November 5, 2020 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the third quarter ended September 30, 2020.

Highlights

•

Revenue of $18.9 million in the quarter, 20% lower compared to the third quarter 2019. Revenue was lower by 6% for the test and measurement product line, and lower by 25% for the antenna product line compared to the third quarter 2019.

•

Gross profit margin of 50.6% in the third quarter, up 5.5% compared to the gross profit margin in the third quarter 2019. The percentage increase in the third quarter is a result of higher mix of higher margin test and measurement products, and higher gross margin percentages for both test & measurement products and antenna products.

•	GAAP net income per share of $0.06 in the third quarter compared to GAAP net income per share of $0.07 in the third quarter 2019.

•

Non-GAAP net income and adjusted EBITDA are metrics the Company uses to measure its core earnings. A reconciliation of those non-GAAP measures to our GAAP financial statements is provided later in the press release.

•	Non-GAAP net income per diluted share of $0.08 in the third quarter compared to Non-GAAP net income per diluted share of $0.14 in the third quarter 2019.

•	Adjusted EBITDA as a percent of revenue of 12.4% in the third quarter compared to 13.1% in the third quarter 2019.

•	$41.3 million of cash and investments (including long-term investments) and no debt at September 30, 2020 compared to $39.6 million and no debt at June 30, 2020.

“We’re pleased with another strong quarter and incremental revenue growth for our test and measurement products driven by 5G global deployments. Our antenna product lines have been significantly impacted by the pandemic induced recession, but we are encouraged to see an increase in total incoming orders for the quarter,” said David Neumann, PCTEL’s CEO. “We continue to invest in our scanner and antenna product lines focusing on 5G, industrial IoT and intelligent transportation markets. We are confident that our long-term growth strategies will be successful as market conditions improve.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 669-0687 (United States/Canada) or (862) 298-0702 (International). The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States /Canada), or (919) 882-2331 (International), PIN number: 38214.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding the impact of the COVID-19 pandemic; our future financial performance; growth of our antenna solutions and test and measurement businesses; the impact of our transition plan for manufacturing inside and outside China; the impact of the uncertainty regarding renewal of our lease of our Tianjin, China manufacturing premises; the anticipated demand for certain products including those related to public safety, Industrial IoT, 5G and intelligent transportation; the impact of tariffs on certain imports from China; and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the COVID-19 pandemic and impact of the pandemic on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments, including demand from customers in China; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2020 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanSuzanne Cafferty

CFOVice President, Global Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(630) 339-2107

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	(unaudited)
	September 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$4,429	$7,094
Short-term investment securities	33,103	32,556
Accounts receivable, net of allowances of $111 and $104 at September 30, 2020 and December 31, 2019, respectively	13,955	17,380
Inventories, net	10,290	11,935
Prepaid expenses and other assets	1,207	1,842
Total current assets	62,984	70,807

Property and equipment, net	12,728	11,985
Long-term investment securities	3,735	0
Goodwill	3,332	3,332
Intangible assets, net	0	144
Other noncurrent assets	2,492	2,969
TOTAL ASSETS	$85,271	$89,237
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$2,279	$3,190
Accrued liabilities	7,094	9,382
Total current liabilities	9,373	12,572
Long-term liabilities	4,557	3,315
Total liabilities	13,930	15,887
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 and 100,000,000 shares authorized at
September 30, 2020 and December 31, 2019, respectively, and 18,639,364 and 18,611,289
shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	19	19
Additional paid-in capital	130,267	133,954
Accumulated deficit	(58,759)	(60,305)
Accumulated other comprehensive loss	(186)	(318)
Total stockholders’ equity	71,341	73,350
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,271	$89,237

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

REVENUES	$18,923	$23,630	$56,271	$67,720
COST OF REVENUES	9,348	12,983	28,960	37,720
GROSS PROFIT	9,575	10,647	27,311	30,000
OPERATING EXPENSES:
Research and development	3,216	3,214	9,315	9,223
Sales and marketing	2,640	2,935	8,179	8,830
General and administrative	2,559	3,214	8,306	10,381
Amortization of intangible assets	0	48	32	170
Restructuring expenses	25	295	124	295
Total operating expenses	8,440	9,706	25,956	28,899
OPERATING INCOME	1,135	941	1,355	1,101
Other (expense) income, net	(84)	393	216	874
INCOME BEFORE INCOME TAXES	1,051	1,334	1,571	1,975
Expense for income taxes	9	6	25	23
NET INCOME	$1,042	$1,328	$1,546	$1,952

Net Income per Share:

Basic	$0.06	$0.07	$0.09	$0.11
Diluted	$0.06	$0.07	$0.08	$0.11

Weighted Average Shares:
Basic	18,199	17,922	18,184	17,792
Diluted	18,311	18,181	18,382	18,105

Cash dividend per share	$0.055	$0.055	$0.165	$0.165

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
.	2020	2019

Operating Activities:
Net income	$1,546	$1,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,260	2,152
Intangible asset amortization	144	670
Stock-based compensation	1,996	3,246
Loss on disposal of property and equipment	7	91
Restructuring costs	(40)	268
Bad debt (recoveries) provision	(164)	(3)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,599	(1,276)
Inventories	1,691	(838)
Prepaid expenses and other assets	1,058	902
Accounts payable	(1,210)	(1,019)
Income taxes payable	(12)	(40)
Other accrued liabilities	(269)	1,485
Deferred revenue	13	5
Net cash provided by operating activities	10,619	7,595
Investing Activities:
Capital expenditures	(3,373)	(1,366)
Purchase of investments	(40,038)	(38,393)
Redemptions/maturities of short-term investments	35,756	36,844
Net cash used in investing activities	(7,655)	(2,915)
Financing Activities:
Proceeds from issuance of common stock	504	730
Proceeds from Paycheck Protection Program Loan	3,500	0
Repayment of Paycheck Protection Program Loan	(3,500)	0
Payment of withholding tax on stock-based compensation	(1,108)	(754)
Principle payments on finance leases	(59)	(79)
Purchase of common stock from repurchase program	(2,000)	0
Cash dividends	(3,079)	(3,046)
Net cash used in financing activities	(5,742)	(3,149)

Net (decrease) increase in cash and cash equivalents	(2,778)	1,531
Effect of exchange rate changes on cash	113	(213)
Cash and cash equivalents, beginning of period	7,094	4,329
Cash and Cash Equivalents, End of Period	$4,429	$5,647

PCTEL, INC.
P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended September 30, 2020				Nine Months Ended September 30, 2020
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$12,326	$6,810	$(213)	$18,923	$37,696	$19,011	$(436)	$56,271

GROSS PROFIT	$4,336	$5,203	$36	$9,575	$13,228	$14,109	$(26)	$27,311

GROSS PROFIT %	35.2%	76.4%		50.6%	35.1%	74.2%		48.5%

	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$16,463	$7,240	$(73)	$23,630	$47,565	$20,301	$(146)	$67,720

GROSS PROFIT	$5,712	$4,937	$(2)	$10,647	$16,142	$13,834	$24	$30,000

GROSS PROFIT %	34.7%	68.2%		45.1%	33.9%	68.1%		44.3%

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income

		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019

	Operating Income	$1,135	$941	$1,355	$1,101

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	0	167	111	500
	-Operating expenses	0	48	33	170
	Restructuring	25	295	124	295
	Stock Compensation:
	-Cost of revenues	61	87	207	292
	-Engineering	121	158	403	507
	-Sales & marketing	115	158	429	521
	-General & administrative	136	515	957	1,926
		458	1,428	2,264	4,211
	Non-GAAP Operating Income	$1,593	$2,369	$3,619	$5,312
	% of revenue	8.4%	10.0%	6.4%	7.8%

Reconciliation of GAAP net income to non-GAAP net income

		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
	Net Income	$1,042	$1,328	$1,546	$1,952

	Adjustments:
(a)	Non-GAAP adjustments to operating income	458	1,428	2,264	4,211
	Income Taxes	(112)	(215)	(282)	(472)
		346	1,213	1,982	3,739
	Non-GAAP Net Income	$1,388	$2,541	$3,528	$5,691

	Non-GAAP Income per Share:
	Basic	$0.08	$0.14	$0.19	$0.32
	Diluted	$0.08	$0.14	$0.19	$0.31

	Weighted Average Shares:
	Basic	18,199	17,922	18,184	17,792
	Diluted	18,311	18,181	18,382	18,105

This schedule reconciles the Company's GAAP operating income to its non-GAAP operating income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net income include the non-GAAP adjustments to operating income as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating income to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Operating Income	$1,135	$941	$1,355	$1,101

Add:
Depreciation and amortization	759	726	2,260	2,152
Intangible amortization	0	215	144	670
Restructuring expenses	25	295	124	295
Stock compensation expenses	433	918	1,996	3,246
Adjusted EBITDA	$2,352	$3,095	$5,879	$7,464
% of revenue	12.4%	13.1%	10.4%	11.0%

This schedule reconciles the Company's GAAP operating income to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.